Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, (hereinafter the "Agreement") is made and entered into this 15th day of July, 2009

BETWEEN

U.S. CANADIAN MINERALS, INC., a Nevada corporation which maintains a market for its common shares through the facility of NASD’s Over-the-Counter Bulletin Board (hereinafter referred to as the "Acquiror"),

OF THE FIRST PART,

AND

NOBLE TECHNOLOGIES CORP., a private Nevada corporation (hereinafter referred to as the "Company"),

OF THE SECOND PART

RECITALS

WHEREAS, Acquiror desires to acquire from the registered holders of the Company’s common stock (the “Shareholders”) all of the issued and outstanding common shares of the Company’s capital stock (the “Company Stock”), aggregating four hundred thousand (400,000) shares of common stock, par value $0.001 per share, solely in exchange for four hundred thousand (400,000) Class A preferred shares, par value $0.001 per share, in the capital stock of Acquiror (“Acquiror Shares”);

AND WHEREAS, the respective Boards of Directors of the Acquiror and the Company have approved and adopted this Agreement;

AND WHEREAS, by Unanimous Consent of the Shareholders of the Company dated July 14th, 2009, the Shareholders of the Company have approved and adopted this Agreement;

AND WHEREAS, the Shareholders desire to exchange all of their common shares of the Company solely for shares of Acquiror’s Class A preferred stock in the respective amounts set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

ARTICLE I
ACQUISITION AND EXCHANGE OF SHARES

SECTION 1.1.  The Agreement.  The parties hereby agree that Acquiror will acquire all of the issued and outstanding shares of the Company’s common stock ("the Company Capital Stock"), aggregating four hundred thousand (400,000) shares, par value $0.001 per share, of the common stock of the Company, solely in exchange for four hundred thousand (400,000) Class A preferred shares, par value $0.001 per share, of Acquiror’s capital stock.  The parties hereto agree that at the Closing of this Agreement as hereinafter defined: (i) the Company will become a wholly-owned subsidiary of Acquiror subject to the conditions and provisions of Section 1.6 hereof; and (ii) the management and business operations of Acquiror will be reorganized subject to the conditions and provisions of section 1.7 hereof.

SECTION  1.2.  Exchange of Shares.

(a) Acquiror is hereby holding for delivery to the Shareholders or their designees, stock certificates representing an aggregate of 400,000 Class A preferred shares of Acquiror’s capital stock (the "Acquiror Shares"), solely in exchange for all of the issued and outstanding shares of the Company Stock, which certificates are being delivered to Acquiror herewith.

(b) The Acquiror Shares are being delivered to the Shareholders in the respective amounts set forth in Schedule A annexed hereto and, constituting the first of two schedules to this Agreement and by this reference, made a part hereof.

SECTION 1.3. Documents Delivered Herewith.  The parties are herewith delivering the following:

(a) The Company is delivering to Acquiror stock certificates representing 100% of the issued and outstanding shares of the Company’s capital stock, duly endorsed by the Shareholders, so as to make Acquiror the holder thereof, free and clear of all covenants, conditions, restrictions, voting trust arrangements, shareholder agreements, liens, pledges, charges, security interests, encumbrances, options and adverse claims or rights whatsoever (collectively, “Liens”);

(b) Acquiror is issuing and delivering to or pursuant to the written direction of the Shareholders stock certificates representing an aggregate of 400,000 Class A preferred shares, par value $0.001 per share, of Acquiror’s capital stock.

SECTION 1.4.  Ratification by Board of Directors and by Written Consent of Shareholders.  Acquiror has taken all necessary and requisite action to call for and hold a Special Meeting of its Board of Directors, and/or to obtain the written consent from the holders of at least a majority of the registered holders of its issued and outstanding Class A preferred shares, as required, in order to ratify this Agreement and all transactions contemplated hereby.

SECTION 1.5.  Consummation of Transaction.  After the Closing, Acquiror will file any additional necessary documents that may be required by the State of Nevada and the Securities Exchange Commission (“S.E.C.”).

SECTION 1.6.  Closing.   The closing of this Agreement and the acquisition and exchange of shares anticipated herein shall close at the offices of the Company as soon as practicably possible after execution and delivery of this Agreement or at such alternative place as may be designated by the Company.

SECTION 1.7.  Other Transactions.  Concurrent with the Closing of this Agreement:

All directors of the Acquiror will resign but prior thereto appoint the following persons to serve as directors of the Company:

Mark Kersey
Thomas E. Barton Chown

SECTION 1.8.  Further Assurances.  After the Closing, the Company and the Shareholders shall from time to time, at the request of Acquiror and without further cost or expense to Acquiror, execute and deliver such other instruments of conveyance and transfer and take such other actions as Acquiror may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in Acquiror good and marketable title to the shares being acquired hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ACQUIROR

As of the date hereof and at the date of Closing, Acquiror hereby represents, warrants and agrees that:

SECTION 2.1.  Organization, Good Standing and Corporate Power of Acquiror.  Acquiror is a corporation duly organized, validly existing and presently in good standing under the laws of the State of Nevada, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged.

SECTION 2.2.  Capitalization of Acquiror.  The authorized capital stock of Acquiror consists of :

200,000,000 shares of common stock, par value $0.001 per share, of which 7,417,564 shares are issued and outstanding as at the date of execution of this Agreement and at the date of Closing hereof;

1,000,000 Class A preferred shares, par value $0.001 per share, of which 129,699 shares are issued and outstanding as at the date of execution of this Agreement and as at the date of Closing hereof;

1,000,000 Class B preferred shares, par value $0.001 per share, of which there are no shares issued and outstanding as at the date of execution of this Agreement, and

1,000,000 Class C preferred shares, par value $0.001 per share, of which there are no shares issued and outstanding as at the date of execution of this Agreement.

All shares of Acquiror common stock currently issued and outstanding have been duly authorized, validly issued and are fully paid and non-assessable.  There are no preemptive rights, or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, calls, agreements or commitments of any character obligating Acquiror to issue any shares of its capital stock or any security representing the right to acquire, purchase or otherwise receive any such stock.  Shares of Acquiror’s common stock to be transferred pursuant to this Agreement, when so transferred, will be duly authorized for transfer, validly issued, fully paid and non-assessable.

SECTION 2.3.  Charter Documents.  Copies of Acquiror’s Articles of Incorporation and By-Laws and all amendments thereto, have been delivered to the Company prior to the date hereof and are represented to be true and correct as at the date hereof and at the date of Closing.

SECTION 2.4.  Corporate Documents.  The most recent Acquiror shareholders' lists and corporate minute books, which have been made available to the Company, are complete and accurate as of the date hereof and will be at the date of Closing, and the corporate minute books contain the recorded minutes of all corporate meetings of shareholders and directors.  There are no shareholder agreements, voting agreements, registration right agreements or other such agreements among Acquiror's shareholders or with Acquiror.

SECTION 2.5.  SEC Documents; Undisclosed Liabilities.  Since November 7th, 2000 (effective registration date), Acquiror has filed with the Securities and Exchange Commission on a timely basis all reports, schedules, forms, statements and other documents (including schedules and all other information incorporated therein) required to be filed under the Securities Act and the Securities and Exchange Act of 1934, as amended (the "1934 Act") (the "S.E.C. Documents"). As of their respective dates, the S.E.C. Documents complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such S.E.C. Documents. The Acquiror’s financial statements included in the S.E.C. Documents comply as to form, as of their respective dates of filing with the S.E.C., in all material respects with applicable accounting requirements and the published rules and regulations of the S.E.C. with respect thereto.

SECTION 2.6.  Confirmation of Changes Relating to Capitalization. Acquiror hereby confirms the following changes to the capitalization of Acquiror as they specifically relate to the common shares, par value $0.001 per share,and the Class A preferred shares, par value $0.001 per share, in the capital stock of Acquiror:
•	On January 20, 2004, the Board of Directors of Acquiror approved a 1 for 125 reverse split of Acquiror’s common shares;
•	On October 25, 2004, the Board of Directors of Acquiror approved a 3 for 1 forward split of both the Acquiror’s common shares and Class A preferred shares;
•	On October 9, 2007, the Board of Directors of Acquiror approved a 1 for 50 reverse split of Acquiror’s common shares.

SECTION 2.7.  Absence of Certain Changes.  Since November 7th, 2000 (effective registration date), except as disclosed otherwise herein or in the S.E.C. Documents, Acquiror:

(a) has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct of indirect, (iii) incurred or suffered to be incurred any liability or obligation other than in the ordinary and usual course of business, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared, set aside or made any dividend, payment or other distribution to any shareholder or purchased or redeemed or agreed to purchase or redeem any  shares of its capital stock, or (vi) entered into any agreement or transaction except in the ordinary and usual course of business or in connection with the execution and performance of this Agreement.

(b) except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, has conducted its business only in the ordinary course, and there has not been (i) any event or occurrence which could have a material adverse effect on Acquiror's business or assets, (ii) except insofar as may have been or required by a change in GAAP, any change in accounting methods, principles or practices by Acquiror materially affecting its assets, liabilities or business or (iii) made any tax election that individually or in the aggregate could reasonably be expected to have a material adverse effect on Acquiror's business or assets, or any of its tax attributes or any settlement or compromise of any material income tax liability.

SECTION 2.8.  Tax Returns and Payments.  Acquiror has filed with the appropriate governmental authority, all tax returns, whether based upon income, sales or franchise, as required by law to be filed on or before the date of this Agreement, and Acquiror has paid all taxes to be due on said returns, any assessments made against Acquiror and all other taxes, fees and similar charges imposed on Acquiror by any governmental authority. No tax liens have been filed and no claims are being assessed and no returns are under audit with respect to any such taxes, fees or other similar charges.

SECTION 2.9.  Contracts.  Acquiror is not a party to or bound by any material contract or commitment, including guaranty whether written or oral, except as may otherwise be disclosed in Schedule B annexed hereto and, constituting the second of two schedules to this Agreement and by this reference, made a part hereof.

SECTION 2.10.  Compliance with Law and Government Regulations.  Acquiror is in compliance with and is not in violation of applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. Acquiror is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

SECTION 2.11.  Litigation.  As at the date hereof and at the date of Closing, Acquiror is a named defendant in two law suits, is involved in one potential arbitration proceeding and is carrying one substantial and delinquent account payable more particularly described as follows:

1.
U.S. Canadian Minerals, Inc. ats Mpower, Inc. On December 28th, 2005, Mpower, Inc. filed Action # 515024 in the District Court for Clark County, Nevada against Acquiror in order to recover the sum of $38,808.27 claimed by Mpower, Inc. pursuant to the terms of a promissory note executed on or about January 2, 2005. A default judgment was entered against Acquiror in this matter on April 18, 2006. On July 6, 2009, Acquiror and Mpower, Inc. executed a Settlement Agreement with regard to resolution of this matter and release of Acquiror from all future claims in relation to the suit.

2.
U.S. Canadian Minerals, Inc. et al ats Steven M. Brewer. On April 25th, 2008, Steven M. Brewer filed Action # 561515 in the District Court for Clark County, Nevada against Acquiror and certain of its officers and directors in order to recover the sum of $500,000 claimed by Steven M. Brewer in conjunction with certain financing activities completed with Acquiror in 2005 and 2006. On July 5, 2009, Acquiror and the officers and directors named in the Brewer suit executed a Settlement Agreement with regard to resolution of this matter and release of Acquiror from all future claims in relation to the suit.

3.
AGF Realty Solutions LLC. On January 7th, 2008, Acquiror entered into a Consulting Agreement with, inter alia, AGF Realty Solutions LLC, a non-licensed consultant based in Waterford Works, NJ (“AGF”). AGF was jointly retained by Acquiror, CMS Business Enterprises, Inc. a private company based in Corona, CA and Funding Gate, Inc, a private company based in La Mirada, CA for the purpose of arranging a financing for Acquiror. A $50,000 retainer was paid to AGF by Funding Gate, Inc. on behalf of Acquiror. No financing was completed by Acquiror through the efforts of AGF. In spite of the fact that no security interest was ever transferred to AGF by Acquiror, AGF has filed a UCC1 lien against all “property” of Acquiror including, without limiting the generality of the foregoing, the COD Mine. While no claim has been legally launched by AGF against Aquiror, AGF claims to be owed the sum of approximately $83,000. Section 13 of the Consulting Agreement requires all disputes or controversies in connection with the Consulting Agreement to be submitted to an arbitration panel in Delaware.

4.
The Otto Law Group PLLC. The Otto Law Group, based in Seattle, WA, is currently owed $61,961.53. No claim has been filed against Acquiror. This is being treated as a delinquent account receivable by the firm. There has been no conversation to date with The Otto Law Group regarding resolution of this matter.

There is no material arbitration proceeding or investigation pending or threatened to which Acquiror is a party or which may result in any material adverse change in the business or condition, financial or otherwise, of Acquiror or in any of its properties or assets, or which might result in any liability on the part of Acquiror, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement and, to the best knowledge of Acquiror, there is no basis for any such arbitration, proceeding or investigation.

SECTION 2.12   S.E.C. Enforcement/Wells Notice.  On March 14th, 2006, Acquiror received a Wells Notice from the S.E.C. whereunder Acquiror was notified that S.E.C staff was considering a recommendation that the S.E.C. bring a civil enforcement proceeding against Acquiror for possible violation(s) of federal securities laws pertaining to alleged fraudulent disclosure(s), failure to file reports in a timely manner and improper accounting practices. S.E.C. procedures allow any recipient of a Wells Notice to respond to S.E.C. staff prior to a formal recommendation being made by S.E.C. staff and, after two and one-half years of correspondence on this matter, on September 2, 2008, Acquiror received a letter from the S.E.C. advising Acquiror that “the investigation has been completed as to U.S. Canadian Minerals, Inc. against whom we do not intend to recommend any enforcement action by the Commission”. As at the date hereof and at the date of Closing, Acquiror has received no further communication from the S.E.C. on this matter or in relation to any other S.E.C. enforcement proceeding.

SECTION 2.13.  Trade Names and Rights.  Acquiror does not use any trade mark, service mark, trade name, or copyright in its business, nor does it own any trade marks, trade mark registrations or application, trade name, service marks, copyrights, copyright registrations or application.  No person owns any trade mark, trade mark registration or application, service mark, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of Acquiror's business.

SECTION 2.14.  Environmental Matters.  There are no actions, proceedings or investigations pending or, to Acquiror's best knowledge after making appropriate investigation, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Acquiror with the Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA") or any other Environmental Laws.  To Acquiror's best knowledge after due investigation: (a) there is no reasonable basis for the institution of any action, proceeding or investigation against Acquiror under any Environmental Law; (b) Acquiror is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (c) Acquiror is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (d) Acquiror is in material compliance with all applicable Environmental Laws; and (e) no real property used, owned, managed or controlled by Acquiror contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (i) violates any Environmental Law, or (ii) cannot be cleaned by ordinary reclamation procedures customary in the oil and gas industry.  For purposes of this Agreement, "Environmental Laws" will mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

SECTION 2.15.  Governmental Consent.  No notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by Acquiror from any court, governmental or regulatory authority, agency, commission, body or other governmental entity, in connection with the execution and delivery of this Agreement by Acquiror or the carrying out and consummation of any transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect or prevent, materially delay or materially impair the ability of Acquiror to consummate the transactions contemplated by this Agreement.

SECTION 2.16.  Corporate Authority.  Acquiror has all requisite corporate power and authority and has taken all corporate actions necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated herein, including obtaining the approval of this Agreement by its Board of Directors and by the written consent of the holders of a majority of the outstanding shares of capital stock of Acquiror. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Acquiror with the provisions hereof will not:

(a) Conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Acquiror under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Acquiror, or any note, bond, mortgage, indenture, license, lease, agreement or any instrument or obligation to which Acquiror is a party or by which it is bound; or

(b) Violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror or any of its properties or assets.  Assuming due execution and delivery by the parties hereto, this Agreement is the valid and binding agreement of Acquiror enforceable against Acquiror in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

SECTION 2.17.  Employee Benefit Plans.  Acquiror is not a party to, or bound by, any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages), sponsored, maintained or contributed to or required to be contributed to by Acquiror or any of its subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with Acquiror or any of its subsidiaries would be deemed a "single employer" within the meaning of Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any current or former employee, director or officer of Acquiror or any of its subsidiaries or any ERISA Affiliate whether formal or informal and whether legally binding or not with respect to which Acquiror or any of its subsidiaries or any ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments or any kind.

SECTION 2.18.  Legal Proceedings and History.  Acquiror hereby represents that, unless otherwise disclosed herein or by a written attachment hereto, no officer, director or affiliate of Acquiror, will have been, within the past five years; a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECTION 2.19.  Tax Issues.  Acquiror has not taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the exchange of shares provided herein as tax-free under Subchapter C of the Internal Revenue Code of 1986, as amended.  Acquiror has not taken any action or failed to take any action on which would reasonably be expected to make Acquiror's loss carry forwards unavailable after the Closing.

SECTION 2.20.  Accuracy of Information Furnished.  No representation, statement, or information contained in this Agreement (including the schedules) or any contract or document executed in connection herewith or delivered pursuant hereto, or thereto or made available or furnished to the Company or its representatives by Acquiror or its representatives contains any untrue statement of a material fact, or omits any material fact necessary to make the information contained therein not misleading. Acquiror has provided (or caused to be provided) to the Company correct and complete copies of all documents listed or described in the Schedules provided by Acquiror hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents, warrants and agrees that:

SECTION 3.1.  Organization, Good Standing and Corporate Power of the Company.  The Company is a corporation duly organized, validly existing and presently in good standing under the laws of the State of Nevada, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged.  The Company does not own any stock or other interest in any other corporation nor is there any other corporation over which the Company may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned.

SECTION 3.2.  Charter Documents.  Complete and correct copies of the Articles of Incorporation and By-Laws of the Company and all amendments thereto, have been or have been made available to Acquiror prior to the Closing and are represented to be true and accurate as at the date hereof and at the date of Closing.

SECTION 3.3. Capitalization of the Company.  The authorized capital stock of the Company consists of one million (1,000,000) shares of common stock, par value $0.001 per share, four hundred thousand (400,000) of which shares are issued and outstanding.  All shares of Company common stock currently issued and outstanding have been duly authorized, validly issued and are fully paid and non-assessable.  There are no preemptive rights, or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, calls, agreements or commitments of any character obligating the Company to issue any shares of its capital stock or any security representing the right to acquire, purchase or otherwise receive any such stock.  Acquiror will obtain good and valid title to the shares of Company common stock acquired hereby free of any Liens.

SECTION 3.4.  Financial Statements.  The Company was incorporated on May 7th, 2008, and has conducted no operations to date. The assets of the Company are related to its intended operations in the mining industry and are more particularly described in the Asset Description and Valuation Report which is attached hereto as Schedule E and, constitutes the fifth of five schedules to this Agreement which, by this reference, is made a part hereof.

SECTION 3.5.  Absence of Certain Changes.  Since May 7th, 2008, except as disclosed otherwise herein, the Company:

(a) has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct of indirect, (iii) incurred or suffered to be incurred any liability or obligation other than in the ordinary and usual course of business, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared, set aside or made any dividend, payment or other distribution to any shareholder or purchased or redeemed or agreed to purchase or redeem any  shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in the ordinary and usual course of business or in connection with the execution and performance of this Agreement.

(b) except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, has conducted its business only in the ordinary course, and there has not been (i) any event or occurrence which could have a material adverse effect on the Company's business or assets, (ii) except insofar as may have been or required by a change in GAAP, any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business or (iii) made any tax election that individually or in the aggregate could reasonably be expected to have a material adverse effect on The Company's business or assets, or any of its tax attributes or any settlement or compromise of any material income tax liability.

SECTION 3.6.  Tax Returns and Payments.  All tax returns for the Company (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extensions therefor have been filed with the appropriate governmental authority.  The Company has paid all taxes to be due on said returns, any assessments made against the Company, and all other taxes, fees and similar charges imposed on the Company by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings).  No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

SECTION 3.7.  Required Authorizations.  There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by the Company or the consummation by it of the transactions contemplated hereby.

SECTION 3.8.  Contracts.  As at the date hereof and at the date of Closing, the Company is a party to at least one contract that is material to the Company’s execution of its business plan, specifically a lease on the property located at 1280 Alexandria Court, McCarran, Nevada and more particularly described as a 31,196 +/- square foot concrete, tilt up industrial building together with appurtenant paved and parking areas (the “Leased Premises”) which is the focal point of Company’s operations as a processor, smelter and refiner of precious and base metal ore bearing materials. The Company also owns all equipment and machinery which is on site at the Leased Premises.

SECTION 3.9.  Compliance with Law and Government Regulations.  The Company is in material compliance with all applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or operation of its businesses.  The Company is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

SECTION 3.10.  Litigation.  There is no material litigation, arbitration, proceeding or investigation pending or threatened to which the Company is a party or which may result in any material change in the business or condition, financial or otherwise, of the Company or in any of its properties or assets, or which if determined against the Company, would have a material adverse effect against the Company, or which might result in any liability on the part of the Company, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of the Company, there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 3.11.  Intellectual Property.  The Company has no intellectual property of any kind or nature.

SECTION 3.12.  Environmental Matters.  There are no actions, proceedings or investigations pending or, to the Company's best knowledge after making appropriate investigation, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by the Company with CERCLA or any other Environmental Laws.  To the Company's best knowledge after due investigation: (a) there is no reasonable basis for the institution of any action, proceeding or investigation against the Company under any Environmental Law; (b) the Company is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (c) the Company is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any the Company environmental regulatory body; (d) the Company is in material compliance with all applicable Environmental Laws; and (e) no real property used, owned, managed or controlled by the Company contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (i) violates any Environmental Law, or (ii) cannot be cleaned by ordinary reclamation procedures customary in the oil and gas industry.  For purposes of this Agreement, "Environmental Laws" will mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

SECTION 3.13.  Governmental Consent.  No notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by the Company from any court, governmental or regulatory authority, agency, commission, body or other governmental entity, in connection with the execution and delivery of this Agreement by the Company or the carrying out and consummation of any transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

SECTION 3.14.  Authority.  The Company and the holders of all of the outstanding shares of the Company Stock have approved this Agreement and duly authorized the execution and delivery hereof.  The Company has full power, authority and legal right to enter into this Agreement, to consummate the transactions contemplated hereby, and to take all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof will not:

(a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Company, or any note, bond, mortgage, indenture, license, agreement or any instrument or obligation to which the Company is party or by which it is bound, or

(b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. Assuming due execution and delivery by the parties hereto, this Agreement represents the valid and binding agreement of the Company enforceable against the Company in accordance with its respective term, except as such enforceability may limited by applicable bankruptcy laws or creditors' rights generally or by general principles or equity.

SECTION 3.15.  Employee Benefit Plans.  The Company is not a party to, or bound by, any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages), sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate") that the Company would be deemed a "single employer" within the meaning of Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any current or former employee, director or officer of the Company or any of its subsidiaries or any ERISA Affiliate whether formal or informal and whether legally binding or not with respect to which the Company or any of its subsidiaries or any ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments or any kind.

SECTION 3.16.  Legal Proceedings and History.  No officer, director or affiliate of the Company, will have been, within the past five years; a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses; subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECTION 3.17.  Ownership of Shares.  The Shareholders have full power and authority to transfer such shares of the Company capital stock to Acquiror hereunder, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party.

SECTION 3.18.   Full Disclosure.  None of the representations and warranties made by the Company herein, or in any schedule, certificate or memorandum furnished or to be furnished by the Company, contains any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

ARTICLE IV
ADDITIONAL AGREEMENTS

SECTION 4.1.  Investment Representations and Covenants.

 (a) Access to Information.  The Shareholders or their respective designees (who collectively are referred to in this Section 4.1 as the “Recipients”) acknowledge that they have been afforded access to all material information which they have requested relevant to Recipients' decision to acquire the Acquiror Shares and to ask questions of Acquiror's management and that, except as set forth herein, neither Acquiror nor anyone acting on behalf of Acquiror has made any representations or warranties to the Recipients which have induced, persuaded or stimulated the Recipients to acquire the Acquiror Shares.

(b) Eligibility.  Either alone, or together with their financial advisor(s), the Recipients have the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the Acquiror Shares, and the Recipients are and will be able to bear the economic risk of the investment in the Acquiror Shares.

SECTION 4.2.  Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

SECTION 4.3.  Brokers and Finders.  Each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions  contemplated by this Agreement, except as may be otherwise set forth herein or by separate document.

SECTION 4.4.  Necessary Actions.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of Acquiror or the Company, as the case may be, will take all such necessary action.

SECTION 4.5.  Indemnification.

(a) From and after the Closing of this Agreement, the Company agrees to indemnify, defend and hold harmless Acquiror and each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Closing a director or officer of Acquiror, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, demands, liabilities, damages and deficiencies, including interest and penalties, incurred or suffered in connection with any claim action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at or after the Closing, which is based in whole or in part on, or arising in whole or in part out of the fact that such person is or was a director or officer of Acquiror including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments or settlement amounts based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that Acquiror could have been permitted under applicable state laws and its certificate of incorporation, by-laws and other agreements in effect on the date hereof to indemnify such individual. Notwithstanding the foregoing, no indemnity shall be provided to Acquiror or any such director or officer in respect of the following:

(i) any matter alleging a violation of the 1933 Act or 1934 Act in respect of events or filings made with the SEC, NASD, NASDAQ, any State agency or any stock exchange prior to the Closing;

(ii) any matter alleging a breach of Acquiror's representations, warranties and/or covenants in this Agreement; or

(iii) any matter alleging a director or officer willfully acted in violation of his duty under applicable law.

(b) From and after the Closing of this Agreement, Acquiror agrees to indemnify, defend and hold harmless the Company, the Shareholders and each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Closing a director or officer of the Company, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, demands, liabilities, damages and deficiencies, including interest and penalties, incurred or suffered in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at or after the Closing, which is based in whole or in part on, or arising in whole or in part out of the fact that such person is or was a director or officer of Acquiror including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments or settlement amounts based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that the Company could have been permitted under applicable state laws and its certificate of incorporation, by-laws and other agreements in effect on the date hereof to indemnify such individual.  Notwithstanding the foregoing, no indemnity shall be provided to the Company or any such Shareholder, director or officer in respect of the following:

(i) any matter alleging a breach of the Company's representations, warranties and/or covenants in this Agreement; or

(ii) any matter alleging the Shareholder, director or officer willfully acted in violation of his duty under applicable law.

(c) Any indemnified party wishing to claim indemnification under subsection (a) or (b) of this Section 4.5, upon learning of any such claim, action , suit, proceeding or investigation, will promptly notify the Company if under subsection (a), or Acquiror if under subsection (b), but failure to so notify the appropriate party will not relieve the indemnifying party from any liability which it may have under this Section 4.5 except to the extent such failure materially prejudices such party. In the event of any such claim, action, suit, proceeding or investigation, (i) the indemnifying party will have the right to assume the defense thereof and will not be liable to any such indemnified party in connection with the defense thereof, (ii) the indemnified party will cooperate in all respects as requested by the indemnifying party in the defense of any such matter, and (iii) the indemnifying party will not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld; provided, however, that the indemnifying party will not have any obligation hereunder to any indemnified party if and when a court will ultimately determine, and such determination will have become final, that the indemnification of such indemnified party in the manner contemplated hereby is prohibited by law.

SECTION 4.6.  Confidentiality.  All parties hereto agree to keep confidential this Agreement and all information and documents relating to this Agreement until such time as the Agreement and the transactions contemplated hereunder are made public by means of an appropriate press release or by any other means reasonably assured to make such information publicly available.

ARTICLE V
MISCELLANEOUS

SECTION 5.1.  Notices.  Any notice to any party hereto pursuant to this Agreement will be in writing and given by Certified or Registered Mail addressed as follows:

If to Acquirer:                       U.S. Canadian Minerals, Inc.
#161 – 936 Peace Portal Drive
Blaine, Washington   98230

Attention: Van der Bok Busboom

If to Company:                      Noble Technologies Corp.
c/o Laughlin Associates, Inc.,
2533 North Carson Street,
Carson City, Nevada 89706

Copy to:                                 Frank Noland
c/o Suite 101, 89 Coney Island Way
Sparks, NV 89431

Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 5.1.  All such notices will be effective when received.

SECTION 5.2.  No Personal Liability.  This Agreement will not create or be deemed to create any personal liability or obligation on the part of any direct or indirect shareholder of Acquiror, the Company, or any of their respective officers, directors, employees, agents or representatives.

SECTION 5.3.  Parties in Interest.  This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

SECTION 5.4.  Counterparts.  This Agreement may be executed in one or more counterparts d all together will constitute one document.  The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

SECTION 5.5.  Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof.  If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or  circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 5.6.  Headings.  The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

SECTION 5.7.  Governing Law.  This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of Nevada without regard to the conflict of law principles thereof.

SECTION 5.8.  Survival of Representations and Warranties.  All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the Closing and the delivery of the Shares of Acquiror common stock to be issued hereunder at the Closing for a period of one year after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

SECTION 5.9.  Assignability.  This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void.

SECTION 5.10.  Amendment.  This Agreement may be amended with the approval of Shareholders and the boards of directors of Acquiror and the Company at any time before or after approval thereof by shareholders of Acquiror and the Company, if required; but after such approval, if required, no amendment will be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

U.S. CANADIAN MINERALS, INC.

By: /s/ Van der Bok Busboom
Van der Bok Busboom, Chief Financial Officer and Director

NOBLE TECHNOLOGIES CORP.

By:_______________________________________
Thomas E. Barton Chown, President and Director

SCHEDULE A
TO
U.S. CANADIAN MINERALS, INC./NOBLE TECHNOLOGIES CORP.
SHARE EXCHANGE AGREEMENT (7/15/09)

List of registered holders of common shares in the capital stock of Noble Technologies Corp. as at July 15, 2009

Noble Technologies Corp
Stockholders list
Name	NOBLE	USC Preferred	USCN Common
Houlihan Gold Fund, LP	30,000	30,000	3,000,000
Kevon Sherman Connelly	12,220	12,220	1,222,000
Mitchell B. Huhem	25,000	25,000	2,500,000
Victor David Huhem	500	500	50,000
James Isaac Warren	10,780	10,780	1,078,000
Robin Opp	14,000	14,000	1,400,000
Rory Opp	10,000	10,000	1,000,000
Mary Peugh	30,000	30,000	3,000,000
Jesse R. Shibley	30,000	30,000	3,000,000
Kevin Dennis Golden	20,000	20,000	2,000,000
Pamela Ruth Cox	30,000	30,000	3,000,000
Dave Everett	14,000	14,000	1,400,000
Monte Lister	3,000	3,000	300,000
Nick Pelfry	1,500	1,500	150,000
Bintang, Ltd.	10,000	10,000	1,000,000
Patrick Ogle	30,000	30,000	3,000,000
Catherine Egenes	30,000	30,000	3,000,000
Mark Kersey	30,000	30,000	3,000,000
James Gray	15,000	15,000	1,500,000
Lawrence Schoenbach, Esq.	30,000	30,000	3,000,000
Jimmy Cox	14,000	14,000	1,400,000
Audrey Lee Brewer	10,000	10,000	1,000,000

A-1

SCHEDULE B
TO
U.S. CANADIAN MINERALS, INC./ NOBLE TECHNOLOGIES CORP.
SHARE EXCHANGE AGREEMENT (7/15/09)

1.	U.S. Canadian Minerals, Inc. / El Capitan Precious Metals, Inc. Joint Venture Agreement dated May 11, 2004

JOINT VENTURE AGREEMENT

THIS  AGREEMENT  mired into this the 11th day of May, 2004, by and between U.S. Canadian Minerals, Inc. ("U.S.  Canadian"), of Las Vegas, State of Nevada, and El Capitan  Precious  Metals,  Inc. (“El  Capitan”),  of  Englewood,  State of Nevada.

WITNESSETH:

WHEREAS, U.S. Canadian is in the business of Acquiring and Funding Mining Property, and

WHEREAS, (El Capitan) is in the business of:

Operating Mining Property                                        , and

WHEREAS, both parties desire to work together for the purpose of Developing the COD Mining Claim

NOW THEREFORE,  for good and valuable consideration,  receipt of which is hereby  acknowledged,  and the mutual promises and benefits to be derived by the parties, they do hereby agree to the following terms and conditions:

ARTICLE I

FORMATION

SECTION 1.1    Formation and Name.

1.1.1  FORMATION. The Joint Venturers hereby confirm that they have formed a Joint Venture for the purposes and scope set forth in this agreement.

1.1.2  NAME. The name of the Joint  Venture is and shall  continue to be CanEll  ("CanEl").  The  business  and  affairs  of the Joint  Venture  shall be conducted  solely under that name and under no other unless  modified in writing by addendum to this agreement:

SECTION 1.2    PURPOSES and Scope of the Joint Venture.

The purpose of the Joint Venture is to:

Explore, operate and otherwise utilize the COD Mining Claim.

SECTION 1.3    PRINCIPAL Place of Business.

The principal place of business of the Joint Venture shall be Initially located at:

4955 S. Durango, #216, Las Vegas, NV 89113.

SECTION 1.4    TERM.

The term of the Joint Venture shall commence on the first above written day, and shall  continue,  unless sooner  terminated  in  accordance  with other provisions of this Agreement, until May 11, 2020.

SECTION 1.5    No Partition.

No Joint Venturer shall have the right and each Joint Venturer  hereby agrees  not to  withdraw from the Joint Venture nor to dissolve, terminate, partition, or liquidate, or  to petition  a  court  for  the  dissolution, termination,  partition,  or  liquidation  of the Joint  Venture or its  assets, except as  provided  for in this  Agreement,  and no Joint  Venturer at any time shall have the right to petition or to take any action to subject the  operation of the  Project  or any part  thereof  or the Joint  Venture  assets or any part thereof to the authority of any court of bankruptcy,  insolvency,  receivership, or similar proceeding.

ARTICLE II

CAPITAL CONTRIBUTIONS, RESERVES, VOTING, FINANCING, AND DISTRIBUTIONS

SECTION 2.1    Joint Venture Percentage Interest.

U.S.  Canadian shall receive 80% of the interest in the mining claims designated as the  COD  Mining  Claim,  currently  owned  by El  Capitan  and  whose  legal description is attached as Exhibit A in exchange for 720,000 newly issued shares of U.S. Canadian.  The items in this paragraph are property of the parties and not the joint venture  and are not subject to  termination  or sale to satisfy liabilities of the Joint Venture.

El Capitan shall operate the operations as they relate to the tailings and settlement pond and contribute the equipment  needed for such operations. U.S. Canadian shall contribute to the operating  capital for 90 days which shall not exceed the wages for 3 or 4 workers,  fuel and equipment repair and maintenance, and necessary equipment for operation approved by J.V. Partners.  The net profit from the tailings and settlement pond operations shall be split 50-50 among the parties.

SECTION 2.2    ADJUSTMENTS and Interest.

Unless otherwise approved by the Joint Venturers,  no adjustment to the Percentage  Interest of any Joint Venturer  shall be made  except as  otherwise provided herein or as a result of a transfer of a Joint Venturer's Joint Venture interest or a portion thereof.

SECTION 2.3    CAPITAL Accounts.

2.3.1 GENERAL. As used herein, the term Capital Account shall refer to the capital  account of each Joint Venturer  reflecting  the value of each Joint Venturer's relative interest in the capital of the Joint Venture. A Capital Account, as defined herein, shall be maintained  for each Joint Venturer and shall be subject to adjustment as provided in subsection 2.3.3.

2.3.2 INITIAL CAPITAL CONTRIBUTION AND INITIAL CAPITAL. Upon the execution of this Agreement,  the parties shall make contributions as stated in paragraph 2.1 of this Agreement.

SECTION 2.4    Allocations of Profits and Losses to Joint Venturers.

All profits shall be retailed by U. S, Canadian other than as disclosed in 2.1.

SECTION 2.5    Time LIMIT for Approval

Where an issue arises needing a vote, such vote shall be given within five (5) calendar  days of a written  request  by the  other  party for a vote. Should a response not be returned within the stated period, then the vote will be considered in the affirmative.

ARTICLE III

MANAGEMENT

SECTION 3.1    Joint Venture Manager.

U.S.  Canadian is hereby  appointed  Manager  or  Venture  Manager of the Joint Venture and shall be responsible for the internal operation of the venture.  Any direct cost incurred shall be paid out of Joint Venture funds.

SECTION 3.2    Other BUSINESS Activities.

Nothing herein is to be construed as giving any party an interest in other business of the parties except those construed specifically by this Agreement or incorporated by an amendment hereto.

The parties mutually acknowledge that each is involved in additional businesses and are not  restricted to participating with each other except as stated in the first right of refusal for additional projects.

ARTICLE IV

ACCOUNTING

SECTION 4.1    Books, RECORDS, and Fiscal Year.

4.1.1  GENERAL.  The Joint Ventures books and records of  account shall be maintained  in  accordance with  generally  accepted  accounting principles consistently applied on the cash basis and shall be adequate to provide any Joint Venturer with all financial information as may be needed by any Joint Venturer or any Affiliate of any Joint Venturer for purposes of satisfying the financial reporting obligations of any Joint Venturer or his or its respective affiliate or  affiliates. The fiscal  year of the Joint Venture shall end on December 31 of each year. The books and records shall be maintained at the Joint Ventures' principal place of business.

SECTION 4.2    Other ACCOUNTING Decisions.

All accounting decisions and tax elections for the Joint Venture (other than those specifically  provided for in other Sections of this Agreement) shall be made from time to time as required and approved by the Venture Manager.

ARTICLE V

SALE, TRANSFER, OR MORTGAGE

SECTION 5.1    GENERAL.

Except as expressly permitted herein, no Joint Venturer shall sell, sign, transfer, mortgage, charge, or otherwise encumber, or permit any of the foregoing, whether voluntarily or by  operation of law (herein sometimes collectively  called a  transfer),  any part or all of his or its Joint  Venture interest without the prior written  approval of the other Joint  Venturers,  and any attempt to do so shall be void.

5.1.1   PERMITTED TRANSFERS

(a) Any Joint Venturer may transfer or assign his or its interest in the Joint Venture to any  corporation or general  partnership  that is controlled by such Joint Venturer,  or to any limited  partnership in which the Joint Venturer would be the general  partner,  and such transfers or  assignments  shall not be subject to this SUBSECTION,,  but the transferee thereof shall be subject to all the terms and conditions of this Agreement,  including  without  limitation this subsection,  and as a condition precedent to any such transfer,  such transferee shall enter into a written agreement agreeing to be bound by the terms hereof.

SECTION 5.2    CLOSINGS.

5.2.1 TERMINATION OF OBLIGATIONS. As of the effective date of any transfer not prohibited hereunder by a Joint Venturer of its entire interest in the Joint Venture, such  Venturers' rights and obligations hereunder shall terminate except as to items accrued  as of such  date and except  as to any indemnity obligations of such Joint Venturer attributable to acts or events occurring  prior to such date.  Thereupon,  except as  limited by the  preceding sentence,  this Agreement shall terminate as to the transferring  Joint Venturer but shall  remain in effect as to the other Joint  Venturers.  In the event of a transfer of its or his entire  Joint  Venture,  interest by a Joint  Venturer to another Joint Venturer,  the Joint Venturer to whom such interest is transferred shall  indemnify,  defend,  and hold harmless the Joint Venturer so transferring its or his Joint Venturer interest from and against any and all claims, demands, liabilities,  expenses,  actions,  lawsuits,  and other proceedings,  judgments, awards and costs  (including  reasonable  attorneys fees) incurred in or arising directly or indirectly, in whole or in part, out of operation of the business of the Joint Venture,  excluding only those matters listed above, if any,  accruing prior to the date of such transfer.

SECTION 5.3    WITHDRAWALS.

Each of the Joint  Venturers  does  hereby  covenant  and agree that it will not withdraw  or retire  from the Joint  Venture,  except as a result of a permitted transfer of its entire  interest in the Joint  Venture  pursuant to the terms of this  Agreement,  and that it will  carry out its  duties  and  responsibilities hereunder until the Joint Venture is terminated, liquidated, and dissolved.

ARTICLE VI

DEFAULT AND DISSOLUTION

SECTION 6.1    EVENTS of Default.

6.1.1  DEFINITIONS  AND  CURE  PERIODS.  The  occurrence  of  any of the following  events  shall  constitute  an event of  default  (Event  of  Default) hereunder  on the part of the Joint  Venturer  with  respect  to whom such event occurs  (Defaulter) if within thirty (30) days following  written notice of such default from the Joint Venture  Manager the Defaulter  fails to pay such monies, or in the case of nonmonetary defaults, fails to commence substantial efforts to cure such default or thereafter  fails within a reasonable  time to prosecute to completion  with diligence and continuity the curing of such default;  provided, however,  that the occurrence of any Act of Insolvency (as hereafter  defined in subsection  6.1.2) shall  constitute an Event of Default  immediately  upon such occurrence  without  any  requirement  of notice or  passage  of time  except as specifically set forth in any such subparagraph.

(a) the  violation by a Joint Venturer of any of the  restrictions  set forth in  Article  V of this  Agreement  upon the right of a Joint  Venturer  to transfer its Joint Venture interest;

(b)  default  in  performance  of or  failure  to comply  with any other agreements, obligations, or undertakings of a Joint Venturer herein contained.

SECTION 6.2    CAUSES of Dissolution.

The Joint  Venture shall be dissolved  only if a Dissolving  Event shall occur. A Dissolving Event shall occur when:

(a) An Event of Defaults has occurred as provided in Section 6.1 and the nondefaulting  Joint Venturers elect to  dissolve the Joint  Venture as provided in Section 6.3 hereof;

(c) he Joint Venture,  by its terms as set forth in this Agreement,  is terminated.

SECTION 6.3    ELECTION OF NONDEFAULTING JOINT VENTURER.

6.3.1 PURCHASE OF DEFAULTERS INTEREST.  Upon .the occurrence of an Event of  Default  by any  Joint  Venturer  (Defaulter),  the  other  Joint  Venturers (Nondefaulters)  shall have the right to acquire  all, but not less than all, of the Joint  Venture  interest of the  Defaulter  for cash,  except as provided in subsection  6.3.2  hereof,  at a  price  determined  pursuant  to the  appraisal procedure set forth in Article VII,  subject to  adjustment as otherwise  herein set  forth.  In  furtherance  of  such  right,  a  Nondefaulter   (the  Electing Nondefaulter) may notify the Defaulter at any time following an Event of Default of its election to institute the  appraisal  procedure set forth in Article VII.

Upon  receipt  of  notice  of  determination  of the  fair  market  value of the Defaulters  Joint Venturer  interest,  the Electing  Nondefaulter may notify the Defaulter of its election to purchase the interest of the Defaulter.

6.3.3  DEFAULTERS  RIGHT TO CURE.  The right of a  Defaulter  to cure an Event of Default  shall expire upon a Joint  Venturer  giving to the Defaulter a notice of election to purchase the Defaulters interest in the Joint Venture.

6.3.4  DISTRIBUTION  UPON  DISSOLUTION.  The assets of the Joint Venture shall  be  applied  or  distributed  in  liquidation  upon  the  happening  of a Dissolving Event in the following order of priority:

(b) in  payment  of debts and  obligations  of the Joint  Venture to any Joint Venturer;

(c) to the Joint Venturers is the same manner and in the same priorities and  percentages  as Net Proceeds are  allocated  and  distributed  to the Joint Venturers as set forth herein.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.1    Complete AGREEMENT; Amendment; Notice.

7.1.1 ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the  parries,  and any  changes  must be made is  writing  and  signed by all parties.

7.1.2  AMENDMENT.  This instrument may be amended or modified only by an instrument of equal formality signed by all of the respective parties hereto.

7.1.3 NOTICE.  All notices under this Agreement  shall be in writing and shall be delivered by personal  service,  or by  certified or  registered  mail, postage  prepaid,  return receipt  requested,  to the Joint Venturers (and where required,  to the person required to be copied with the notice) at the addresses herein or at such other address as the  addressee may designate in writing,  and to the Joint Venture at its principal  place of business as sot forth in Section 1.3 hereof, and shall be effective upon receipt (or refusal to accept).

The addresses for notices to the Joint Venturers are as follows:

U.S. Canadian Minerals, Inc.
4955 S. Durango #216
Las Vegas, NV 89113

El Capitan Precious Metals, Inc.
7315 East Parkview Ave.
Englewood, Co. 80111

SECTION 7.2    ATTORNEYS' Fees.

Should litigation be commenced between the parties hereto or their representatives, or should any party institute any proceeding in a bankruptcy or similar court which has  jurisdiction  over any other party hereto or any or all of his or its property or as concerning  any provision of this  Agreement or the rights  and  duties of any parson or entity in  relation  thereto,  the party or parties  prevailing in such  litigation  shall be entitled,  in addition to such other  relief as may be granted,  to a  reasonable  sum as and for his or its or their attorneys' fees and court costs in such litigation or in a separate action brought for that purpose.

SECTION 7.3    VALIDITY.

In the event that any  provision of this  Agreement  shall be held to be invalid or  unenforceable,  the same shall not affect in any respect  whatsoever the validity or enforceability of the remainder of this Agreement.

SECTION 7.4    SURVIVAL of Rights.

Except as  provided  herein to the  contrary,  this  Agreement  shall be binding  upon and inure to the benefit of the parties  signatory  hereto,  their respective heirs, executors, legal representatives, and permitted successors and assigns.

SECTION 7.5    GOVERNING Law.

This  Agreement  has been entered  into in the state of Nevada,  and all questions with respect to this  Agreement and the rights and  liabilities of the parties  hereto  shall be governed  by the laws of Nevada,  and the venue of any action brought hereunder shall be in Clark County, state of Nevada.

SECTION 7.6    WAIVER.

No consent or waiver,  express or implied,  by a Joint Venturer to or of any breach or default by another Joint Venturer in the performance by such other Joint Venturer of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other  breach or default  in the  performance  by such other Joint Venturer hereunder.  Failure on the part of a Joint Venturer to complain  of any act or failure to act of another  Joint  Venturer or to declare another  Joint  Venturer  in  default,  irrespective  of how long  such  failure continues,  shall not  constitute a waiver by such Joint  Venturer of its rights hereunder.  The giving of consent by a Joint  Venturer in any one instance shall not limit or waive the necessity to obtain such Joint Venturer's  consent in any future instance.

SECTION 7.7    REMEDIES IN EQUITY.

The rights and remedies of any of the Joint  Venturers  hereunder  shall not be mutually  exclusive,  i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions  hereof.  Each of the Joint Venturers  confirm that damages at law may be an inadequate remedy for a breach or threatened  breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance,  injunction, or other  equitable  remedy,  but nothing  herein  contained is intended to, nor shall it,  limit or affect any rights at law or by statute or  otherwise  of any party  aggrieved as against the other for a breach or  threatened  breach of any provision  hereof,  it being the  intention  by this  Section  to make clear the agreement of the Joint Venturers that the respective  rights and obligations of the Joint  Venturers  hereunder shall be enforceable in equity as well as at law or otherwise.

SECTION 7.8    INDEMNIFICATION.

Each Joint Venturer  (Indemnifying  Venturer) hereby agrees to indemnify and hold the other  Joint  Venturers  and the Joint  Venture  harmless  from and against any and all claims,  demands,  actions,  and rights of action (including attorneys  fees and costs) that shall or may arise by virtue of anything done or omitted  to be done by the  Indemnifying  Venturer  (through  or by its  agents, employees,  or other representatives)  outside the scope of, or in breach of the terms of, this  Agreement;  provided,  however,  that the other Joint  Venturers shall be notified promptly of the existence of any such claim,  demand,  action, or cause of action and shall be given  reasonable  opportunity to participate in the  defense  thereof.  In the  event  that  one  Joint  Venturer  shall be held severally  liable  for the  debts of the  joint  venture  he  shall  be  awarded contribution  from the other Venturers so that each Joint Venturer shall only be obligated to pay that portion of such  liability as shall be  proportion to such Joint Venturers interest in the Joint Venture.

SECTION 7.9    COUNTERPARTS.

This  Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an original  and all of which shall  constitute  one and the same Agreement.

SECTION 7.10   FURTHER ASSURANCES.

Each party hereto agrees to do all acts and things and to make, execute, and deliver such written  instruments  as shall from time to time be  reasonably required to carry out the terms and provisions of this Agreement.

IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year first above set forth.

/s/ Rendal Williams, President
By: Rendal Williams, President
U.S. Canadian Minerals, Inc.

/s/ Charles C. Mottley
By: Charles C. Mottley, President
El Capitan Precious Metals, Inc.

EXHIBIT A

C.O.D. PROPERTY

	COUNTY RECORDER		B.L.M.
		A.M.C. NOS.
CLAIM NAME	BOOK	PAGE
JAYNE	841	806-907	175025
KIM	841	808-809	175025
ERIC	841	810-811	175015
MARC	841	812-813	175030
O.J.B.	841	814-815	175033
GOLDEN MOON	841	816-817	175024
RICO	841	834-835	175039
NOON NO. 1	841	832-833	175032
WHITE EAGLE	841	850-851	175044
WHITE EAGLE #2	841	852-853	175045
REUBE	841	848-849	175035
UNIT	841	846-847	175043
RENO	841	844-845	175034

A-1